TO BE EFFECTIVE APRIL 9, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                            STRONG INCOME FUNDS, INC.

         The undersigned Vice President and Assistant Secretary of Strong Income Funds, Inc. (the "Corporation"), hereby certifies that in accordance with
Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to remove the name and address of the initial registered agent and office.

         "Article VIII of the Articles is deleted in its entirety."

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on April 5, 2001 in accordance with Sections
180.1002 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 6th day of April, 2001.


                                     STRONG INCOME FUNDS, INC.


                                     By:      /S/ CATHLEEN A. EBACHER
                                     -------------------------------------------
                                        Cathleen A. Ebacher, Vice President and
                                        Assistant Secretary


This instrument was drafted by:

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051